Exhibit 1.1

DAVIDsTEA Inc.

Common Shares, no par value per share

Underwriting Agreement

[    ], 2015

Goldman, Sachs & Co.,

J.P. Morgan Securities LLC,

As representatives of the several Underwriters

named in Schedule I hereto,

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

DAVIDsTEA Inc., a corporation incorporated under the Canada Business Corporations Act (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of [                    ] common shares, no par value per share (“Common Shares”), of the Company and, at the election of the Underwriters, up to an additional [        ] additional Common Shares, and the shareholders of the Company named in Schedule II hereto (the “Selling Shareholders”) propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of [                    ] Common Shares and, at the election of the Underwriters, up to [                    ] additional Common Shares.  The aggregate of [                    ] Common Shares to be sold by the Company and the Selling Shareholders is herein called the “Firm Shares” and the aggregate of up to [                    ] additional Common Shares to be sold by the Company and the Selling Shareholders is herein called the “Optional Shares”.  The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.

1.                                      (a)                                 The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i)                         A registration statement on Form F-1 (File No. 333-203219) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(iv) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the  “Prospectus”; any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act is hereinafter called a “Section 5(d) Communication”; and any Section 5(d) Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Section 5(d) Writing”);

(ii)                      Pursuant to the Securities Act (Québec) and the rules, regulations and national, multilateral or local instruments and published policy statements applicable in Québec, including the rules and procedures established pursuant to National Instrument 41-101 — General Prospectus Requirements (“Québec Securities Laws”), the Company has prepared and filed with the Autorité des marchés financiers (“AMF”) (i) a preliminary non-offering prospectus in the French and English languages (the “Canadian Preliminary Non-Offering Prospectus”) and (ii) a final non-offering prospectus in the French and English languages (the “Canadian Final Non-Offering Prospectus” and, together with the Canadian Preliminary Prospectus, the “Canadian Non-Offering Prospectus”), to become a reporting issuer in Québec under Québec Securities Laws; and the Preliminary Canadian Non-Offering Prospectus, at the time of filing thereof, complied, and the Final Canadian Non-Offering Prospectus, at the time of filing thereof, will comply, in all material respects with, or will be exempt from, in certain respects, the applicable requirements of the Québec Securities Laws;

(iii)                   No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission; no order, ruling or decision of any court or any securities regulatory authority (collectively, the “Canadian Securities Authorities”) in any province or territory of Canada in which Shares will be offered and sold (the “Canadian Offering Jurisdictions”) is in effect that restricts or ceases trades in securities of the Company or suspends or restricts the use of the preliminary Canadian offering memorandum dated [    ], 2015 (the “Preliminary Canadian Offering Memorandum”), the final Canadian offering memorandum dated

[    ], 2015 (the “Final Canadian Offering Memorandum” and, together with the Preliminary Canadian Offering Memorandum, the “Canadian Offering Memorandum”); and each Preliminary Prospectus dated on or after [    ], 2015, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives or any Selling Shareholder Information (as defined in Section 1(b)(vi)), in each case, expressly for use therein;

(iv)                  For the purposes of this Agreement, the “Applicable Time” is [          ] [a.m.][p.m.] (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule III(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto and each Section 5(d) Writing listed on Schedule III(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus and Section 5(d) Writing, each as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives or any Selling Shareholder Information (as defined in Section 1(b)(vi)), in each case,  expressly for use therein;

(v)                     The Preliminary Canadian Offering Memorandum, taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Preliminary Canadian Offering Memorandum in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives or any Selling Shareholder Information (as defined in Section 1(b)(vi)), in each case, expressly for use therein;

(vi)                  The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto and as of the date of the Final Canadian Offering Memorandum, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Preliminary Canadian Offering Memorandum conforms, and the Final Canadian Offering Memorandum will conform, in all material respects, to the requirements of all applicable securities laws, regulations, rules, instruments, rulings and orders in the Canadian Offering Jurisdictions and the applicable policy statements issued by any Canadian Securities Authority; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives or any Selling Shareholder Information (as defined in Section 1(b)(vi)), in each case,  expressly for use therein;

(vii)               Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the share capital or long-term debt of the Company or any of its subsidiaries  (other than (i) the issuance of Common Shares upon exercise of options described in the Pricing Prospectus as outstanding under the Company’s Amended and Restated Equity Incentive Plan or (ii) the grant of options, restricted shares or other awards under the 2015 Omnibus Long Term Incentive Plan described in the Pricing Prospectus) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus;

(viii)            The Company and its subsidiaries have good and marketable title in fee simple, or in Québec, good and valid title, to all material real property and good and marketable title, or in Québec, good and valid title, to all material personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, and except those that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”); and any material real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries and as would not, individually or in the aggregate,  reasonably be expected to have a Material Adverse Effect;

(ix)                  The Company has been duly incorporated and is validly existing as a corporation in good standing under the federal laws of Canada, with the corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and each subsidiary of the Company has been duly organized and is validly existing as a corporation or other entity, as the case may be, in good standing under the laws of its jurisdiction of organization;

(x)                     The Company has an authorized share capital as set forth in the Pricing Prospectus and all of the issued and outstanding shares of the share capital of the Company, including the Shares to be sold by the Selling Shareholders, have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Common Shares contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of the share capital of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except such liens securing the indebtedness of the Company described in the Pricing Prospectus and the Prospectus;

(xi)                  The Shares to be issued and sold by the Company have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Common Shares contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares to be issued and sold by the Company is not subject to any preemptive or similar rights, other than those disclosed in the Pricing Prospectus and the Prospectus;

(xii)               The issue and sale of the Shares to be sold by the Company and sale of the Shares to be sold by the Selling Shareholders and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, hypothec, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the articles of incorporation of the Company, as amended from time to time (the “Articles”), the by-laws of the Company, as amended from time to time (the “By-laws”), or similar organizational documents of the Company or any of its subsidiaries, or (C) any statute or law or any order, rule, regulation or policy of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of clauses (A) and (C) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue of the Shares to be sold by the Company and the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except as have been or will have been obtained or made prior to the First Time of Delivery and except for the registration under the Act of the Shares, the approval by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(xiii)            Neither the Company nor any of its subsidiaries is (i) in violation of its Articles or By-laws or similar organizational documents, (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, hypothec, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound or (iii) in violation of any law or statute or any judgment, order, rule, regulation or policy of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xiv)           Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xv)              No labor disturbance by, or dispute with, employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not, individually or in the aggregate, have a Material Adverse Effect;

(xvi)           Each compensatory grant of an equity interest in the Company or any of its subsidiaries, whether in the form of stock options, warrants, ordinary shares, restricted shares or otherwise, and all shares of the share capital of the Company or any of its subsidiaries underlying each such grant, are either (i) the subject of an effective registration statement under the Act or (ii) exempt from such registration; each such grant complies in all material respects with all applicable securities law requirements; and all options to purchase shares of the Company or any of its subsidiaries are exempt from registration under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(xvii)        All options to purchase shares of the Company or any of its subsidiaries have an exercise price per share that is not less than the “fair market value” of a share of such share capital on the date of grant, as determined in accordance with the terms of any applicable granting instrument and any amendments thereto; and all options to purchase shares of the Company or any of its subsidiaries have been properly accounted for by the Company in accordance with International Financial Reporting Standards, and no change is expected in respect of any prior Company financial statement relating to expenses for share compensation;

(xviii)     Neither the Company nor any member of its respective “Controlled Group” (defined as any (A) organization which is, or, within the preceding six years, was a member of a controlled group of corporations with, or considered under common control and treated as one employer with, the Company or any of its subsidiaries under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”) or (B) entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) has any actual or contingent liability to or for (X) an “employee benefit plan” (within the meaning of Section 3(3) of ERISA) that is subject to Title IV of ERISA or Section 412 of the Code or (Y) a “defined benefit provision” (within the meaning of subsection 147.1(1) of the Income Tax Act (Canada)) of a “registered pension plan” (within the meaning of subsection 248(1) of the Income Tax Act (Canada)) or of a plan that is otherwise required to be registered pursuant to the Pension Benefits Standards Act, 1985 (Canada) or similar pension standards legislation of a province of Canada;

(xix)           Except as required by law or as disclosed in the Pricing Disclosure Package and the Prospectus, none of the Company, its subsidiaries or its affiliates have any material obligation to provide for retirement, healthcare, death or disability benefits to any of the present or past employees, directors or contractors of the Company, subsidiary or affiliate, as applicable, or to any other person;

(xx)              (i) The Company and its subsidiaries (x) are in compliance with, and have not violated, any and all applicable federal, provincial, state, local and foreign, laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants at any location, and have no knowledge of any circumstance, event or condition that would reasonably be expected to result in any such notice or liability, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of either (i) or (ii) above, for any such failure to comply with, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Pricing Prospectus, (x) there are no proceedings that are pending, or that are known to the Company to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws;

(xxi)           The Company and its subsidiaries own or possess the right to use all patents, patent applications, trademarks, service marks, trade names, domain names, trade mark registrations, service mark registrations, copyrights, licenses, know-how and other intellectual property (“Intellectual Property”) material to the operation of the business of the Company and its subsidiaries, taken as a whole; and except as disclosed in the Pricing Prospectus, (i) the conduct of the business of the Company and its subsidiaries as currently conducted does not infringe, misappropriate or otherwise violate any third-party Intellectual Property rights and (ii) the Company and its subsidiaries have not received any notice of infringement or conflict with asserted third-party Intellectual Property rights or are not aware of any valid basis for same, in each case of (i) and (ii) such as would not, individually or in the aggregate, result in a Material Adverse Effect;

(xxii)        The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business;

(xxiii)     The Company and its subsidiaries have filed all Canadian and United States federal, provincial, state, municipal and local and any other foreign tax returns that are required to be filed or have requested extensions thereof, except in any case in which the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect; and, except as set forth in the Pricing Prospectus, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect;

(xxiv)    Based on management estimates and projections of future operations and revenue, the Company does not believe that it will be a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the Code for its current taxable year and does not expect to become a PFIC in the foreseeable future;

(xxv)       Other than as set forth in the Pricing Prospectus, under current laws and regulations of any province or territory in Canada, all dividends and other distributions declared and payable on the Shares may be paid by the Company to the holder thereof in United States dollars or Canadian dollars that may be converted into foreign currency and freely transferred out of Canada;

(xxvi)    Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares;

(xxvii)                         The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xxviii)                      At the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(xxix)    Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are and were for the periods covered by their reports (i) independent public accountants insofar as required by the Act and the rules and regulations of the Commission thereunder and (ii) independent for the purposes of Section 161 of the Canada Business Corporations Act;

(xxx)       The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with International Financial Reporting Standards; and, except as disclosed in the Pricing Disclosure Package, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xxxi)    Since the date of the latest audited financial statements included in the Pricing Prospectus, except as disclosed in the Pricing Disclosure Package, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xxxii)                         The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and, except as disclosed in the Pricing Disclosure Package, such disclosure controls and procedures are effective;

(xxxiii)                      This Agreement has been duly authorized, executed and delivered by the Company;

(xxxiv)                     Neither the Company nor any of its subsidiaries nor any director, officer, or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Corruption of Foreign Public Officials

Act of Canada, as amended; (iv) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (v) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; and the Company and its subsidiaries have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws;

(xxxv)                        The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxxvi)                     Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the Government of Canada, the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and the Crimea region of Ukraine (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; and for the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country; and

(xxxvii)                  From the time of initial confidential submission of a registration statement relating to the Shares with the Commission (or, if earlier, the first date on which a Section 5(d) Communication was made) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”).

(b)                     Each of the Selling Shareholders severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i)                         All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement and the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder, have been obtained; and such Selling Shareholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder;

(ii)                      The sale of the Shares to be sold by such Selling Shareholder hereunder and the compliance by such Selling Shareholder with this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, hypothec, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, (ii) result in any violation of the provisions of the organizational documents of such Selling Shareholder if such Selling Shareholder is a corporation, the Partnership Agreement of such Selling Shareholder if such Selling Shareholder is a partnership or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or any of its subsidiaries or any property or assets of such Selling Shareholder (provided, that no representation or warranty is made in this Section 1(b)(ii) with respect to the anti-fraud provisions of any U.S. federal or state securities laws), except in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to impair in any material respect the ability of such Selling Shareholder to complete its obligations under this Agreement, the Power of Attorney or the Custody Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement, the Power of Attorney and the Custody Agreement and the consummation by such Selling Shareholder of the transactions contemplated by this Agreement, the Power of Attorney and the Custody Agreement  in connection with the Shares to be sold by such Selling Shareholder hereunder, except the registration under the Act of the Shares, the approval by FINRA of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(iii)                   Such Selling Shareholder has, and immediately prior to each Time of Delivery (as defined in Section 4(a) hereof) such

Selling Shareholder will have, good and valid title to the Shares to be sold by such Selling Shareholder hereunder at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(iv)                  On or prior to the date of the Pricing Prospectus, such Selling Shareholder has executed and delivered to the Underwriters an agreement substantially in the form of Annex II hereto;

(v)                     Such Selling Shareholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(vi)                  To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein in connection with the disclosure required by Form F-1 (the “Selling Shareholder Information”), such Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(vii)               In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Shareholder will deliver to you prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(viii)            Certificates in negotiable form representing all of the Shares (including preferred shares automatically convertible into Shares and Class AA common shares automatically exchangeable for Shares) to be sold by such Selling Shareholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Shareholder to CST Trust Company, N.A., as custodian (the “Custodian”), and such Selling Shareholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Shareholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to the Selling Shareholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and the Custody Agreement;

(ix)                  The Shares represented by the certificates held in custody for such Selling Shareholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Shareholder for such custody, and the appointment by such Selling Shareholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Shareholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares to be sold by such Selling Shareholder hereunder, certificates representing the Shares to be sold by such Selling Shareholder hereunder shall be delivered by or on behalf of the Selling Shareholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event;

(x)                     Such Selling Shareholder is not prompted by any material non-public information concerning the Company or any of its subsidiaries that is required to be disclosed in the Pricing Prospectus and is not so disclosed to sell its Shares pursuant to this Agreement;

(xi)                  Neither such Selling Shareholder nor any of its subsidiaries nor any director, officer, or employee of such Selling Shareholder or any of its subsidiaries nor, to the knowledge of such Selling Shareholder, any agent, affiliate or other person associated with or acting on behalf of such Selling Shareholder or any of its subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Corruption of Foreign Public Officials Act of Canada, as amended; (iv) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (v) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; and such Selling Shareholder and its subsidiaries have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws;

(xii)               The operations of such Selling Shareholder and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where such Selling Shareholder or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving such Selling Shareholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of such Selling Shareholder, threatened; and

(xiii)            Neither such Selling Shareholder nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of such Selling Shareholder, any agent, affiliate or other person associated with or acting on behalf of such Selling Shareholder or any of its subsidiaries is currently the subject or the target of any Sanctions, nor is such Selling Shareholder or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation any Sanctioned Country; and such Selling Shareholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; and for the past five years, such Selling Shareholder and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

2.                                      Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Shareholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Shareholders, at a purchase price per share of $[            ], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and each of the Selling Shareholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Shareholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company and the Selling Shareholders, as and to the extent indicated in Schedule II hereto agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Shareholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares)

determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company and the Selling Shareholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to [                  ] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares.  Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by the Company and all Selling Shareholders as set forth in Schedule II hereto.  Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4(a) hereof) or, unless you and the Company and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.                                      Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4.                                      (a)  The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Shareholders shall be delivered by or on behalf of the Company and the Selling Shareholders to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of United States Federal (same-day) funds to the accounts specified by the Company and the Custodian to the Representatives at least forty-eight hours in advance.  The Company and the Selling Shareholders will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on [                ], 2015 or such other time and date as the Representatives, the Company and the Attorneys-in-Fact may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, which date shall not be less than two New York Business Days (as defined below) after the date of such written notice, or such other time and date as the Representatives, the Company and the Attorneys-in-Fact may agree upon in writing.  Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)                     The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(r) hereof will be delivered at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery.  A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.                                      The Company agrees with each of the Underwriters:

(a)                     To prepare the Prospectus, the Canadian Offering Memorandum and the Canadian Non-Offering Prospectus in a form approved by you and to file the Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement, the Prospectus, the Canadian Offering Memorandum or the Canadian Non-Offering Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus or the Canadian Non-Offering Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission or the AMF, as applicable, of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, the Canadian Non-Offering Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission or the AMF, as applicable, for the amending or supplementing of the Registration Statement, the Prospectus or the Canadian Non-Offering Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)                     Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)                      Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City and the Canadian Offering Memorandum in Toronto in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the

Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)                     To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)                      (i)  During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase Common Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, without the prior written consent of the Representatives; provided, however, that the restrictions in this Section 1)a)i) shall not apply to (i) the issuance and sale of the Shares to be sold by the Company pursuant to this Agreement, (ii) the issuance by the Company of Common Shares, or the grant by the Company of options, warrants or other rights with respect to Common Shares, pursuant to the Company’s Amended and Restated Equity Incentive Plan or the Company’s 2015 Omnibus Long-Term Incentive Plan and authorized for issuance thereunder as of the date of this Agreement, (iii) the filing of any registration statement on Form S-8 relating to the offering of Common Shares pursuant to the Company’s Amended and Restated Equity Incentive Plan or its 2015 Omnibus Long-Term Incentive Plan, (iv) the automatic exchange or conversion, as the case may be, of the Company’s Class AA Common Shares, Junior Preferred Shares, Series A Preferred Shares, Series A-1 Preferred Shares and Series A-2 Preferred Shares upon the consummation of the offering of the Shares and (v) the issuance of Common Shares or securities convertible into Common Shares representing in the aggregate no more than 5% of the Company’s issued and outstanding Common Shares following the First Time of

Delivery to one or more counterparties in connection with the consummation of a credit facility, strategic partnership, joint venture, acquisition of a corporation, partnership, sole proprietorship or other business entity or the acquisition or license of any business products or intellectual property, provided, however, that the recipients of any such securities shall have executed and delivered to the Underwriters an agreement substantially in the form of Annex II hereto;

(ii)                      If the Representatives, in their sole discretion, agree to release or waive the restrictions in lock-up letters pursuant to Section 1(b)(iv) or Section 8(l) hereof, in each case for an officer or director of the Company, and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex I hereto through a major news service at least two business days before the effective date of the release or waiver;

(f)                       To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(g)                      During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission, the AMF or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission); provided, however, that the Company shall be deemed to have satisfied this paragraph (g) to the extent that any such report, communication or financial statements are furnished or filed with the Commission and publicly available on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system, or, in the case of any such report, communication or financial statements furnished or filed with any Canadian Securities Authority, to the extent that any such report, communication or financial statements are publicly available on such Canadian Securities Authority’s website or the System for Electronic Document Analysis and Retrieval (SEDAR);

(h)                     To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i)                         To use its best efforts to list for trading, subject to official notice of issuance, the Shares on the Nasdaq Global Market (the “Exchange”);

(j)                        To file with the Commission such information on Form 20-F as may be required by Rule 463 under the Act; and to file, on its own behalf and on behalf of the Underwriters within the periods stipulated under applicable laws and at the Company’s expense, any exempt distribution reports or private placement filings required in connection with sales of Shares to Canadian purchasers;

(k)                     If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a);

(l)                         Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(m)                 To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) completion of the 180-day restricted period referred to in Section 5(e) hereof.

6.                                      (a)                                 The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Shareholder represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) hereto;

(b)                     The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Section 5(d) Communications, other than Section 5(d) Communications with the prior consent of the Representatives with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Section 5(d) Writings, other than those distributed with the prior consent of the Representatives that are listed on Schedule III(b) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Section 5(d) Communications;

(c)                      The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(d)                     Each Underwriter represents and agrees that any Section 5(d) Communications undertaken by it were with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act;

(e)                      The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Section 5(d) Writing any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Section 5(d) Writing would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Section 5(d) Writing or other document which will correct such conflict, statement or omission; provided, however, that this agreement shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(f)                       Each Underwriter represents and agrees that it shall only conduct sales to residents in the Province of Québec of Shares at each Time of Delivery in such manner that such sales are exempt from the prospectus requirements of Canadian securities laws applicable in the Province of Québec;

(g)                      The Representatives, on behalf of the Underwriters, agree that they will confirm to the Company, in writing, following each Time of Delivery of the Shares that, to the best of their knowledge, no Shares were distributed to residents in the Province of Québec, except Shares that were distributed to “accredited investors”  (as defined in Canadian securities laws applicable in the Province of Québec) or as may otherwise be exempt from the prospectus requirements of Canadian securities laws applicable in the Province of Québec; and

(h)                     The Representatives confirm to the Company that a notice has been sent to the Underwriters informing the Underwriters not to take any action in the Province of Québec to  prepare the Québec market or create a demand in the Province of Québec for the Shares, other than activities permitted in connection with a private placement of Shares under  prospectus exemptions, in compliance with Canadian securities laws applicable in the Province of Québec.

7.                                      The Company and each of the Selling Shareholders covenant and agree, severally and not jointly, with one another and with the several Underwriters that:

(a)                     the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus and each Canadian Offering Memorandum and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey and the Blue Sky Memorandum; provided, however, that the aggregate fees and disbursements of counsel for the Underwriters pursuant to this clause (iii) shall not exceed $5,000; (iv) all fees and expenses in connection with each Canadian Non-Offering Prospectus and amendments and supplements thereto; (v) all fees and expenses of any exempt distribution reports or private placement filings required to be filed by the Company and the Underwriters, as applicable, in connection with sales of Shares to Canadian purchasers; (vi) all fees and expenses in connection with listing the Shares on the Exchange; and (vii) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; provided, however, that the aggregate fees and disbursements of counsel for the Underwriters pursuant to this clause (vii) shall not exceed $[35,000];

(b)                     the Company will pay or cause to be paid: (i) the cost of preparing share certificates, if applicable, (ii) the cost and charges of any transfer agent or registrar, and (iii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section;

(c)                      the Company and such Selling Shareholder will, severally and not jointly, indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax arising under laws other than those of the United States, including any interest and penalties, on the sale or transfer of the Shares to the Underwriters and on the execution and delivery of this Agreement; all payments to be made by the Company and such Selling Shareholder hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company or such Selling Shareholder is compelled by law to deduct or withhold such taxes, duties or charges, in which case the Company or such Selling Shareholder shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; and

(d)                     such Selling Shareholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Shareholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Shareholder, (ii) such Selling Shareholder’s pro rata share of the fees and expenses of the Attorneys-in-Fact and the Custodian, and (iii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Shareholder to the Underwriters hereunder.  In connection with clause (d)(iii), the Representatives agree to pay New York State stock transfer tax, and each of the Selling Shareholders agree to reimburse the Representatives for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated.  It is understood, however, that the Company shall bear, and the Selling Shareholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses and taxes thereon, including the fees and disbursements of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8.                                      The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling

Shareholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Shareholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                     The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; no order, ruling or decision of any court or Canadian Securities Authority restricting or ceasing trading in any of the securities of the Company or suspending or preventing the use of the Canadian Offering Memorandum or the Canadian Non-Offering Prospectus shall be in effect or threatened by any Canadian Securities Authority; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)                     Simpson Thacher & Bartlett LLP, counsel for the Underwriters, shall have furnished to you such written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)                      McCarthy Tétrault LLP, Canadian counsel for the Underwriters, shall have furnished to you such written opinion, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(d)                     Ropes & Gray LLP, counsel for the Company, shall have furnished to you their written opinion and negative assurance letter, dated such Time of Delivery, in form and substance reasonably satisfactory to you;

(e)                      Osler, Hoskin & Harcourt LLP, Canadian counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to you;

(f)                       The respective counsel for each of the Selling Shareholders, as indicated in Schedule II hereto, each shall have furnished to you their written opinion with respect to each of the Selling Shareholders for whom they are acting as counsel, dated such Time of Delivery, in form and substance reasonably satisfactory to you;

(g)                      [      ], [     ] of the Company, shall have furnished to you [his/her] written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to you;

(h)                     On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the

Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you;

(i)                         (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the share capital (other than (i) the issuance of Common Shares upon exercise of options described in the Pricing Prospectus as outstanding under the Company’s Amended and Restated Equity Incentive Plan or (ii) the grant of options, restricted shares or other awards under the 2015 Omnibus Long Term Incentive Plan described in the Pricing Prospectus) or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus;

(j)                        On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(k)                     On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by United States Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or Canada or the declaration by the United States or Canada of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States, Canada or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(l)                         The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(m)                 The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each shareholder, director and officer of the Company listed on Schedule IV hereto, substantially to the effect set forth in Annex II hereto;

(n)                     The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses and the Final Canadian Offering Memorandum on the New York Business Day next succeeding the date of this Agreement;

(o)                     On or prior to the First Time of Delivery, the AMF shall have issued a receipt in respect of the Canadian Final Non-Offering Prospectus;

(p)                     The order granted by the AMF under Section 12 of the Securities Act (Québec) on April 2, 2015 shall remain in full force and effect and shall not otherwise be adversely affected;

(q)                     On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, the Company’s Chief Financial Officer, in his capacity as such, shall have furnished to you a certificate, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you; and

(r)                        The Company and the Selling Shareholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Shareholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Shareholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Shareholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (i) of this Section 8.

9.                                      (a)  The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Canadian Offering Memorandum or the Canadian Non-Offering Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made in the case of any such omission or alleged omission contained in any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Canadian Offering Memorandum or the Canadian Non-Offering Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, any road show or any Section 5(d) Writing, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Canadian Offering Memorandum or the Canadian Non-Offering Prospectus, or any

amendment or supplement thereto, or any Issuer Free Writing Prospectus, any road show or any Section 5(d) Writing, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(b)                     Each of the Selling Shareholders will, severally and not jointly, indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Canadian Offering Memorandum or the Canadian Non-Offering Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, any road show or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made in the case of any such omission or alleged omission contained in any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Canadian Offering Memorandum or the Canadian Non-Offering Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, any road show or any Section 5(d) Writing, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Canadian Offering Memorandum or the Canadian Non-Offering Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, any road show or any Section 5(d) Writing in reliance upon and in conformity with such Selling Shareholder’s Selling Shareholder Information, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the liability of a Selling Shareholder pursuant to this subsection (b) shall not exceed the product of the number of Shares sold by such Selling Shareholder hereunder including any Optional Shares and the initial public offering price of the Shares as set forth in the Prospectus.

(c)                      Each Underwriter will indemnify and hold harmless the Company and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Canadian Offering Memorandum or the Canadian Non-Offering Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, any road show or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made in the case of any such omission or alleged omission contained in any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Canadian Offering Memorandum or the Canadian Non-Offering Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any road show or any Section 5(d) Writing, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the

Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Canadian Offering Memorandum or the Canadian Non-Offering Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, any road show or any Section 5(d) Writing, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and each Selling Shareholder for any legal or other expenses reasonably incurred by the Company or such Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d)                     Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  Any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them.  No indemnifying party shall, without the written consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)                      If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein (other than as a result of the limitations imposed on indemnification described in the preceding subsections of this Section 9), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, each of the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) in no event shall the aggregate liability of a Selling Shareholder under subsections (b) and (e) exceed the limit set forth in subsection (b).  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)                       The obligations of the Company and the Selling Shareholders under this Section 9 shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act.

10.                               (a)                                 If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein.  If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Shareholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms.  In the event that, within the respective prescribed periods, you notify the Company and the Selling Shareholders that you have so arranged for the purchase of such Shares, or the Company or a Selling Shareholder notifies you that it has so arranged for the purchase of such Shares, you or the Company or the Selling Shareholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, the Canadian Offering Memorandum or the Canadian Non-Offering Prospectus or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement, the Prospectus, the Canadian Offering Memorandum or the Canadian Non-Offering Prospectus which in your opinion may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)                     If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                      If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Shareholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Shareholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except for the expenses to be borne by the Company, the Selling Shareholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.                               The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Shareholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Shareholder, and shall survive delivery of and payment for the Shares.

12.                               If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Shareholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Shareholders as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Shareholders shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.                               In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you; and in all dealings with any Selling Shareholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Shareholder made or given by any or all of the Attorneys-in-Fact for such Selling Shareholder.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department, and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: 212-622-8358), Attention: Equity Syndicate Desk; if to any Selling Shareholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Shareholder at its address set forth in Schedule II hereto; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Chief Financial Officer, with a copy delivered or sent by mail, telex or facsimile transmission to Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199 (fax: 617-951-7050); and if to any shareholder that has delivered a lock-up letter described in Section 8(m) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule IV hereto or such other address as such shareholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Shareholders by you on request; provided further that notices under subsection 5(e)

shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as you at Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Control Room, and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: 212-622-8358), Attention: Equity Syndicate Desk.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.                               This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Shareholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.                               Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.                               The Company and the Selling Shareholders acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Shareholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Shareholder on other matters) or any other obligation to the Company or any Selling Shareholder except the obligations expressly set forth in this Agreement and (iv) the Company and each Selling Shareholder has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company and each Selling Shareholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Shareholder, in connection with such transaction or the process leading thereto.

17.                               This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Shareholders and the Underwriters, or any of them, with respect to the subject matter hereof.

18.                               This Agreement and any claim, controversy or dispute relating to or arising out of this Agreement shall be governed by and construed in accordance with the laws of the State of New York.  The Company and the Selling Shareholders agree that any action, suit or proceeding relating to or arising out of this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any United States court located in the City and County of New York and the Company and the Selling Shareholders agree to submit to the jurisdiction of, and to venue in, such courts.

19.                               The Company, each Selling Shareholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.                               The Company and the Selling Shareholders, severally and not jointly, agree to indemnify each Underwriter against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such Underwriter is able to purchase U.S. dollars with the amount of the judgment currency actually received by the Underwriter.  The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Selling Shareholders, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.  The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

21.                               This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

22.                               Notwithstanding anything herein to the contrary, the Company and the Selling Shareholders are authorized to disclose to any persons the U.S. Federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Shareholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Shareholders.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Shareholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

[Remainder of Page Intentionally Left Blank]

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Shareholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Shareholder pursuant to a validly existing and binding Power of Attorney that authorizes such Attorney-in-Fact to take such action.

Very truly yours,

DAVIDSTEA INC.

By:
Name:
Title:

[Names of Selling Shareholders]

By:
Name:
Title:
As Attorney-in-Fact acting on behalf of each of the Selling Shareholders named in Schedule II to this Agreement.

Accepted as of the date hereof
in New York, New York:

Goldman, Sachs & Co.
J.P. Morgan Securities LLC

GOLDMAN, SACHS & CO.

By:
Name:
Title:

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I

Number of Optional Shares to be
	Total Number of Firm Shares to	Purchased if Maximum Option
Underwriter	be Purchased	Exercised
Goldman, Sachs & Co.
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
BMO Capital Markets Corp.
William Blair & Company, L.L.C.
Total

Schedule I-1

SCHEDULE II

Number of Optional
Shares to be
Sold if
	Total Number of Firm Shares	Maximum Option
	to be Sold	Exercised
[ ](a)

Total

(a)                       This Selling Shareholder is represented by [Name and Address of Counsel] and has appointed Sylvain Toutant and Luis Borgen, and each of them, as the Attorneys-in-Fact for such Selling Shareholder.

Schedule II-1

SCHEDULE III

(a)                     Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

[        ]

(b)                     Section 5(d) Writings:

[        ]

(c)                      Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The initial public offering price per share for the Shares is $[                  ].

The number of Firm Shares purchased by the Underwriters from the Company is [                  ] and from the Selling Shareholders is [                  ].

The number of Optional Shares to be sold by the Selling Shareholders at the option of the Underwriters is up to [                  ].

Schedule III-1

SCHEDULE IV

Name of Shareholder, Director or Officer	Address
Sylvain Toutant
Luis Borgen
David Segal
Howard Tafler
Marc Macdonald
Edmund Noonan
Pierre Michaud
Emilia Di Raddo
Tom Folliard
David W. McCreight
Lorenzo Salvaggio
Guy Savard
Hershel Segal
Sarah Segal
Thomas Stemberg
Jevin Eagle
Kathie Lindemann
Javier San Juan
Mogey Inc.
9222-2116 Québec Inc.
Hold it All Inc. (f/k/a Whil Concepts Inc.)
Rainy Day Investments Ltd.
Highland Consumer Entrepreneurs Fund I Limited Partnership
Highland Consumer Fund I Limited Partnership
Highland Consumer Fund I-B Limited Partnership

Schedule IV-1

ANNEX I

[FORM OF PRESS RELEASE]

DAVIDsTEA Inc.

[Date]

DAVIDsTEA Inc. (the “Company”) announced today that Goldman, Sachs & Co. and J.P. Morgan Securities LLC, the lead book-running managers in the recent public sale of [              ] shares of the Company’s common shares, are [waiving] [releasing] a lock-up restriction with respect to                shares of the Company’s common shares held by [certain officers or directors] [an officer or director] of the Company.   The [waiver] [release] will take effect on                    , 20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Annex I-1

ANNEX II

[FORM OF LOCK-UP AGREEMENT]

                    , 2015

Goldman, Sachs & Co.,

J.P. Morgan Securities LLC,

As representatives of the several Underwriters

named in Schedule I to the Underwriting Agreement referred to below,

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Re:  DAVIDsTEA Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with DAVIDsTEA Inc., a corporation incorporated under the Canada Business Corporations Act (the “Company”), and the Selling Shareholders named in Schedule II to such agreement, providing for a public offering (the “Offering”) of common shares, no par value  per share (the “Common Shares”), of the Company (the “Shares”) pursuant to a Registration Statement on Form F-1 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Shareholder Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Common Shares of the Company, or any options or warrants to purchase any Common Shares of the Company, or any securities convertible into, exchangeable for or that represent the right to receive Common Shares of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call

ANNEX II-1

option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

The Shareholder Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 180 days after the public offering date set forth on the final prospectus used to sell the Shares pursuant to the Underwriting Agreement.

[If the undersigned is an officer or director of the Company, (1) the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering, (2) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Shares, the Representatives will notify the Company of the impending release or waiver, and (3) the Company has agreed in Section 5(e)(ii) of the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.](1)

Notwithstanding the foregoing, the restrictions and obligations contemplated by this Lock-up Agreement shall not apply to: (i) transfers of the Undersigned’s Shares as a bona fide gift or gifts, or by will or intestacy provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) transfers of the Undersigned’s Shares to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) the exercise of options to purchase Common Shares or receipt of Common Shares upon the vesting of restricted stock awards, each as disclosed in the prospectus, as well as any related transfer of Common Shares to the Company (x) deemed to occur upon the cashless exercise of such options or (y) for the purpose of paying the exercise price of such options or for paying taxes (including estimated taxes) due as a result of the exercise of such options or as a result of the vesting of such Common Shares under such restricted stock awards (or the disposition to the Company of any restricted shares granted pursuant to the terms of any employee benefit plan; (iv) transfers by the undersigned of securities acquired in the open market following the date of the commencement of the Offering; (v) the establishment of a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the transfer of Common Shares, provided that such plan does not provide for the transfer of Common Shares during the Shareholder Lock-Up Period and no filing or other public announcement shall be required or shall be voluntarily made during the Shareholder Lock-Up Period by the undersigned or the Company as a result of the establishment of any such plan (vi) with the prior written consent of the Representatives on behalf of the Underwriters or (vii) the Common Shares to be sold by the undersigned pursuant to the Underwriting Agreement; provided, however, that in the case of (i), (ii), (iii) and (iv) above, no filing by any party (donor, donee, transferor or transferee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer (other than a filing on a Form 5 made after the expiration of the 180-day period referred to above).  For purposes of this Lock-Up Agreement, “immediate family” shall

(1)  Include for officers and directors only.

ANNEX II-2

mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer shares of the share capital of the Company to any wholly owned subsidiary of such corporation; provided, however, that in any such case, (x) it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such shares subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such shares except in accordance with this Lock-Up Agreement, (y) any such transfer shall not involve a disposition for value and (z) no filing by any party (transferor or transferee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer (other than a filing on a Form 5 made after the expiration of the 180-day period referred to above).  The undersigned now has, and, except as contemplated by clauses (i) through (vii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

[The obligations of the undersigned under this Lock-Up Agreement are based upon, and subject to, the agreement that the Representatives will not release, in whole or in part, any Specified Shareholder (as defined below) from such Specified Shareholder’s obligations under any lock-up agreement executed in connection with the Offering (a “Triggering Release”) unless the undersigned shall be similarly released from the provisions of this Lock-Up Agreement.  For purposes of clarity, if a Triggering Release relates only to a portion of the Common Shares of the Company beneficially owned by a Specified Shareholder, then the release of the undersigned hereunder shall relate to an equivalent percentage (rather than an equal number) of the Undersigned’s Shares.  The Representatives shall use commercially reasonable efforts to provide notice to the Company (which notice the Company shall forward to each Specified Shareholder) upon the occurrence of a Triggering Release; provided that the failure to give such notice shall not give rise to any claim or liability against the Representatives or any Underwriter.  Notwithstanding the foregoing, no release by the Representatives shall constitute a Triggering Release if (a) the Representatives, in their sole judgment, determine that a Specified Shareholder should be granted an early release from any lock-up agreement executed in connection with the Offering due to circumstances of an emergency or hardship, (b)(1) such a release is effected solely to permit a transfer not for consideration and (2) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer, (c) the aggregate fair market value of releases to Specified Shareholders (whether in one or multiple releases) is less than or equal to $1,000,000 in the aggregate (such fair market value to be calculated using the closing price of the Common Shares on the date of each such release) or (d) such release is in connection with any underwritten public offering during the Shareholder Lock-up Period, whether or not such offering or sale is wholly or partially a secondary offering of the Common Shares.  For these purposes, “Specified Shareholder” shall mean any person or entity that beneficially owns, as of the date hereof, more than 1% of the outstanding Common Shares (assuming the conversion of all of the Company’s outstanding Preferred Shares as described in the prospectus).](2)

This Lock-Up Agreement and all related restrictions and obligations shall automatically terminate upon the earliest to occur, if any, of (a) the Representatives, on behalf of the Underwriters, on the one hand, or the Company, on the other hand, advising the other in writing that they have or it has determined not to proceed with the Offering contemplated by the

(2)  Include for Significant Shareholders only.

ANNEX II-3

Underwriting Agreement, (b) the termination of the executed Underwriting Agreement before the closing of the Offering, (c) the registration statement filed with the Securities and Exchange Commission with respect to the Offering contemplated by the Underwriting Agreement is withdrawn prior to execution of the Underwriting Agreement, or (d) July 31, 2015, in the event that the Underwriting Agreement has not been executed by that date.

ANNEX II-4

The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Lock-Up Agreement.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Exact Name of Shareholder, Director or Officer

Authorized Signature

Title

ANNEX II-5